Exhibit 10.2
Execution Version
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
LICENSE AGREEMENT
     This License Agreement (the “Agreement”) dated as of June 1, 2007 (the “Effective Date”) is made by and between DSU Medical Corporation, a Nevada corporation (“Licensor”), and Medisystems Corporation, a Washington corporation (“Licensee”).
INTRODUCTION
     A. Prior to the merger of Medisystems Technology Corporation (“MTC”) into Licensor, Licensor and MTC entered into that certain License and Royalty Agreement dated as of October 1, 1998 (as amended, the “1998 License”) and MTC sublicensed certain of the rights granted thereunder to Licensee pursuant to that certain revocable Sub-License and Royalty Agreement dated as of October 1, 1998, (as amended, the “1998 Sublicense,” and together with the 1998 License, the “Existing Licenses”).
     B. Licensor, as successor in interest to MTC’s rights under the Existing Licenses has elected to revoke the 1998 Sublicense, terminate the 1998 License, and grant Licensee a new license on the terms and conditions set forth herein.
     In consideration of the receipt by Licensor of U.S. [**] Dollars ($[**]) and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor hereby agree as follows:
I. DEFINITIONS
     As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:
     1.1 “Affiliate” means, with respect to any Person, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with such Person. For purposes of this Section, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.
     1.2 “[**]” means that certain [**].
     1.3 “Covered Business Methods” means the methods and processes claimed in the Licensed Class B Patents for developing, testing, training, using, supplying, selling, manufacturing, storing, servicing, supporting, distributing and otherwise commercializing the Covered Products or Covered Treatment Methods.

     1.4 “Covered Methods” means the Covered Treatment Methods and the Covered Business Methods.
     1.5 “Covered Products” means Electro-Mechanical Equipment, Tubing Sets, Bag Sets, Blood Access Devices, Fluid Filters and Fluid Preparation Devices for the preparation, transport, containment or treatment of blood, dialysate or replacement fluids in Covered Treatments, as well as the Needle Safety Devices, Securement Devices and Components used in connection therewith, each as defined below:
(i) “Blood Access Devices” mean AVF, Apheresis, Buttonhole needles and similar products and angiograph and central venous catheters and other similar catheters. Blood Access Devices are deemed to include 10 gauge to 18 gauge winged needle sets and to exclude 19 gauge to 30 gauge winged needle sets.
(ii) “Components” mean the connectors, chambers, clamps, tubing, injection sites, LockSite needle-less valves (only to the extent such valves are covered by the claims of the LockSite Patents), caps, filters, used in connection with the Covered Products.
(iii) “Electro-mechanical Equipment” means dialysis machines, fluid preparation machines, dialysate preparation machines, CHF-type machines, fluid warmers and other similar machines.
(iv) “Fluid Filters” mean hemodialyzers, hemofilters, final filters, Water treatment filters, immuno-absorption filters and other similar filters.
(v) “Needle Safety Devices” means the Medic Product and similar needle safety devices, provided, however that “Needle Safety Devices” shall not include needle-bearing syringes with an attachable dull or safety needle component.
(vi) “Securement Devices” mean the products currently referred to as “MasterLock™”, “Wedgie™” and other similar products.
(vii) “Tubing Sets” mean blood tubing sets, peritoneal dialysis sets, dialysate sets, apheresis sets and other similar tubing sets.
     1.6 “Covered Treatments” means Extracorporeal Fluid Treatments and/or Renal Insufficiency Treatments.
     1.7 “Covered Treatment Methods” means the methods and processes claimed in the Licensed Class B Patents for developing, testing, using, supplying, selling, manufacturing, storing, servicing, supporting, distributing, training and otherwise commercializing the Covered Products and/or performing Extracorporeal Fluid Treatment or Renal Insufficiency Treatment.

     1.8 “Excluded Patents” means any and all (a) patents and patent applications set forth in Exhibit C hereto, (b) continuations, divisionals, re-examinations, substitutions, renewals, extensions, foreign counterparts and reissues of the patents and patent applications set forth in Exhibit C, (c) patents and patent applications, other than continuations in part, claiming priority from one or more of any of the foregoing, and (d) all continuations in part that include at least one patent claim that is entitled to claim the benefit of the filing date of one or more of any of the foregoing.
     1.9 “Existing Customers” shall mean the following entities that purchased the Medic Products and/or the Blood Access Devices products from MDS as of the Effective Date: Henry Schein, Inc., [**], and B. Braun Inc. (and their successors and assigns).
     1.10 “Extracorporeal Fluid Treatments” mean therapies, treatments or procedures consisting of the withdrawal of a patient’s bodily fluid for the purpose of treating, collecting, separating, modifying or otherwise acting upon such fluid extracorporeally, followed by return of all or a portion of such fluid to the body. Extracorporeal Fluid Treatments include, but are not limited to hemodialysis, hemofiltration, ultrafiltration, hemodiafiltration, therapeutic removal or collection of plasma and/or cellular components, phresis and apheresis.
     1.11 “Field” means the development, manufacture, use, importation and sale of Covered Products for use in Covered Treatments and the practice of Covered Methods in Covered Treatments.
     1.12 “KL Sublicense” means that certain Sublicense Agreement for [**] Gauge Field of Use entered into between Licensee and Kawasumi Laboratories, Inc. dated February 1, 2001.
     1.13 “Licensed Class A Patents” means, whether existing now or in the future anywhere in the world, any and all (a) patents and patent applications set forth in Exhibit A hereto, (b) continuations, divisionals, re-examinations, substitutions, renewals, extensions, foreign counterparts and reissues of the patents and patent applications set forth in Exhibit A, (c) patents and patent applications, other than continuations in part, claiming priority from one or more of any of the foregoing, and (d) all continuations in part that include at least one patent claim that is entitled to claim the benefit of the filing date of any of the foregoing.
     1.14 “Licensed Class B Patents” means, whether existing now or in the future anywhere in the world, any and all (a) patents and patent applications set forth in Exhibit B hereto, (b) continuations, divisionals, re-examinations, substitutions, renewals, extensions, foreign counterparts and reissues of the patents and patent applications set forth in Exhibit B, (c) patents and patent applications, other than continuations in part, claiming priority from one or more of any of the foregoing, and (d) all continuations in part that include at least one patent claim that is entitled to claim the benefit of the filing date of any of the foregoing. For purposes of clarity, Licensed Class B Patents include the LockSite Patents.

     1.15 “Licensed Patents” means the Licensed Class A Patents and the Licensed Class B Patents.
     1.16 “Licensed Trademarks” means the trademarks, service marks and designs as set forth on Exhibit E.
     1.17 “LockSite Patents” means any and all (a) patents and patent applications set forth in Exhibit D hereto, (b) continuations, divisionals, re-examinations, substitutions, renewals, extensions, foreign counterparts and reissues of the patents and patent applications set forth in Exhibit D, (c) patents and patent applications, other than continuations in part, claiming priority form one or more of any of the foregoing, and (d) continuations in part that include at least one patent claim that is entitled to claim the benefit of the filing date of one or more of any of the foregoing.
     1.18 “Medic Product” means the product currently known as the MedicTM Anti-stick plastic needle.
     1.19 “Party” means Licensee or Licensor; “Parties” means Licensee and Licensor. As used in this Agreement, references to “third parties” do not include a Party or its Affiliates.
     1.20 “Person” means a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, governmental entity or other legally-recognized entity.
     1.21 “Renal Insufficiency Treatments” mean therapies, treatments or procedures for chronic or acute renal insufficiency. Renal Insufficiency Treatments include, but are not limited to, peritoneal dialysis hemodialysis, ultrafiltration, hemodiafiltration and hemofiltration.
II. EFFECT ON EXISTING LICENSES
          Upon the Effective Date, hereof, the Existing Licenses shall be superceded and replaced in their entirety by this Agreement and shall be of no further force or effect.
III. LICENSE
     3.1 Exclusive License. As of the Effective Date, Licensor hereby grants to Licensee, a worldwide, exclusive (even as to Licensor), royalty-free, fully-paid up, perpetual, irrevocable, sub-licensable and non-terminable right and license (a) under all of the Licensed Class A Patents to develop, make, have made, use, import, offer for sale, sell, and have sold products of any type and to practice the methods and processes claimed therein for any purpose; and (b) under all of the Licensed Class B Patents to develop, make, have made, use, import, offer for sale, sell, and have sold Covered Products for use in the Covered Treatments and to practice Covered Methods in the Covered Treatments. In addition, as of the Effective Date, Licensor also hereby grants to Licensee, a worldwide, exclusive (even as to Licensor), royalty-free, fully paid-up, perpetual, irrevocable, sub-licensable and non-terminable right and license under all of the Licensed Class B Patents to sell, have sold and offer for sale the Medic Products and the Blood Access Devices products solely to Existing Customers for use in any field, and to make, have made and import Medic Products for such permitted sales.
     3.2 Existing Sublicenses. The Parties acknowledge that notwithstanding the termination of the Existing Licenses, the [**] and the KL Sublicense remain in effect in accordance with their terms, including, without limitation, those set forth in Section 2.6 of the [**].
     3.3 Reservation of Rights. All rights with respect to the Licensed Patents not granted herein are expressly reserved by the Licensor, including without limitation all rights with respect to the practice of the Licensed Class B Patents outside of the Field. Licensee shall acquire no ownership interest in or to the Licensed Patents. Licensee shall have the right to grant one or more sublicenses under any or all of its rights granted in Section 3.1, however, Licensee shall not grant any sublicense under the Licensed Patents that exceeds the scope of the rights granted in Section 3.1. Notwithstanding any other provision of this Agreement, no right or license in or to any of the Excluded Patents or any inventions claimed therein is granted to Licensee hereunder.
     3.4 Trademark License. As of the Effective Date, Licensee hereby grants to Licensor, a worldwide, exclusive (even as to Licensee), royalty-free, and fully-paid up, perpetual, irrevocable, sub-licensable right and license to use the Licensed Trademarks in connection with the development and commercialization of medical products and related services. Licensor shall annually provide to Licensee examples of Licensor’s use of the Licensed Trademarks. Licensee shall be responsible for prosecuting and maintaining all of the Licensed Trademarks; provided that Licensee’s sole obligations with respect to such prosecution and maintenance shall be to follow the reasonable and explicit written instructions of Licensor with respect thereto. Licensor shall bear all reasonable costs and expenses incurred by Licensee in connection with the prosecution and maintenance of the Licensed Trademarks. Prior to Licensee electing to cease to prosecute or maintain any Licensed Trademark, Licensee shall provide written notice to Licensor of such election at least [**] months before such Licensed Trademark expires or becomes abandoned. Licensor shall have the right at its own cost and expense to assume the prosecution and maintenance of such Licensed Trademarks. Each of Licensee and Licensor agrees to provide written notice to the other party promptly after becoming aware of any infringement or challenge to the validity or enforceability of the Licensed Trademarks. Licensor shall have the exclusive right and option under its own control and at its own expense to prosecute any third party infringement of the Licensed Trademarks. Licensee shall cooperate with Licensor, at Licensor’s expense, in the enforcement of the Licensed Trademarks. If required by law, Licensee shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff; provided that Licensor shall hold Licensee harmless from, and indemnify Licensee against, any costs, expenses, or liability that Licensee incurs in connection with such action. Any recovery obtained in an action brought by Licensor under this Section shall be retained solely by Licensor. Licensee shall provide to Licensor copies of all correspondence related to the prosecution, maintenance and enforcement of the Licensed Trademarks. Licensor shall have the right to terminate the license set forth herein solely with respect to one or more of the Licensed Trademarks upon [**] days’ prior written notice to Licensee, and, as of the effective date of such termination, all rights and obligations under this Section 3.4 with respect to such Licensed Trademarks shall terminate.
IV. REPRESENTATIONS; COVENANTS
     4.1 Authority. Each Party hereby represents and warrants to the other that the execution and delivery of this Agreement by or on behalf of such Party and its performance and grant of rights hereunder have been duly and validly authorized by all necessary corporate action on and will not conflict with, result in a breach of, violate, result in a default under, or result in the acceleration of obligations under, or create in any party the right to terminate, modify or cancel, any provision of any contract, agreement, document, instrument, arrangement, judgment, order, statute, or rule or regulation to which such Party is a party or any court order to which such Party is subject.
     4.2 Ownership. Licensor hereby represents and warrants to Licensee that as of the Effective Date (a) the Licensed Class A Patents, Licensed Class B Patents and Excluded Patents constitute all of the patents and patent applications (including any and all continuations, divisionals, reissues, substitutions, renewals, extensions, foreign counterparts, and continuations-in-part) that are, in each case, owned or controlled, individually or jointly, by Licensor, any Affiliate of Licensor or David S. Utterberg with claims that cover the Field; and (b) Licensor has all necessary rights to grant the rights and licenses granted herein.
     4.3 No Representations or Warranties. Except as set forth in Sections 4.1 and 4.2 hereof, Licensor makes no representations or warranties hereunder. Nothing herein shall be construed as: (a) a representation or warranty as to the validity, scope or enforceability of the Licensed Patents; or (b) a representation or warranty that exercise of the rights granted herein, or anything made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents of third parties; or (c) granting to Licensee by implication, estoppel or otherwise any licenses or rights under any patents of Licensor other than the Licensed Patents; or (d) a representation or warranty as to the merchantability or fitness of purpose of any product utilizing the technology or inventions claimed in any the Licensed Patents.
     4.4 Transfers. Licensor shall not transfer or assign (whether by sale, merger, assignment, transfer, license, reorganization, spin-off, will, trust, devise or other transaction or occurrence of any kind) its right, title or interest in and to the Licensed Patents and/or Licensed Trademarks unless such transferee, licensee, assignee, beneficiary, or acquiror agrees in writing to be bound in the same manner as Licensor by Sections 3.1, 3.2, 3.4, 4.4, and Article VI hereof.
V. TERM
     This Agreement shall remain in effect until the expiration of the last to expire patent included in the Licensed Patents. This Agreement, and the rights and licenses granted hereunder, may not be terminated for any reason.

VI. PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT
     6.1 Patent Prosecution.
(a) Responsibility. Licensor shall be responsible for preparing, filing, prosecuting, and maintaining all of the Licensed Patents. Each Party shall bear fifty percent (50%) of all costs and expenses of prosecution of the Licensed Patents. Except as set forth in Section 6.1(c) below, Licensor shall not abandon (i) any claim in a Licensed Class A Patent and that has not been twice rejected during examination by the Patent and Trademark Office, or (ii) any claim in a Licensed Class B Patent that would cover a Covered Product or Covered Method in the Field and that has not been twice rejected during examination by the Patent and Trademark Office; provided, however, that solely with respect to Licensed Class A Patents, in the event that Licensor wishes to abandon any such patent claim that has not been finally rejected following exhaustion of all applicable appeals, the provisions of Section 6.1(c) shall apply.
(b) Cooperation; Information. Licensee or its counsel shall have reasonable opportunities to advise Licensor or its counsel in respect of any filing in the U.S. Patent & Trademark Office (or similar office in a foreign jurisdiction) regarding (i) the claims of a Licensed Class A Patent or (ii) the claims of a Licensed Class B Patent that would cover a Covered Product or Covered Method in the Field. Licensor shall reasonably consider Licensee’s requests in respect of such filing, prosecution and maintenance of such claims of Licensed Patents, and, solely with respect to the Licensed Class A Patents, shall either comply with Licensee’s requests or permit Licensee the right to proceed with the filing, prosecution and maintenance of such claims at its sole expense. Licensor shall copy Licensee on all correspondence regarding patent filing, prosecution and maintenance of such claims of Licensed Patents so long as, with respect to any patent application, Licensee holds such information in strict confidence.
(c) Step-In Right. If Licensor elects to cease prosecuting or maintaining any (i) patent or patent application (or claim thereof), as applicable, included in the Licensed Class A Patents or (ii) patent or patent application included in the Licensed Class B Patent that would claim or cover a Covered Product or Covered Method in the Field, Licensor shall provide written notice to Licensee of such election at least [**] months before either the patent or patent application expires or becomes abandoned. Upon receipt of such notice, the Licensee shall have the right, at its own cost, to assume the prosecution and maintenance with respect to such Licensed Patent, or claim thereof, as applicable, and Licensor shall assign all of its right, title and interest in and to such Licensed Patent, or claim thereof, as applicable, to Licensee.
     6.2 Enforcement.

(a) Notice. Licensor agrees to provide written notice to Licensee promptly after becoming aware of (i) any infringement or challenge to the validity or enforceability of the Licensed Class A Patents or (ii) any infringement or challenge to the validity or enforceability of the Licensed Class B Patents in the Field. Licensee agrees to provide written notice to Licensor promptly after becoming aware of any infringement or challenge to the validity or enforceability of the Licensed Patents.
(b) Infringement of Licensed Class A Patents. Licensee shall have the exclusive right and option (but not the obligation), under its own control and at its own expense, to prosecute any third party infringement (including as a defendant in a declaratory judgment action) and defend the validity and enforceability, of the Licensed Class A Patents. If required by law, Licensor shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that Licensee shall hold Licensor harmless from, and indemnify Licensor against, any costs, expenses, or liability that Licensor incurs in connection with such action. Any recovery obtained in an action brought by Licensee under this Section 6.2(b) shall be retained solely by Licensee.
(c) Infringements of Licensed Class B Patents Solely in the Field. Licensee shall have the exclusive right and option (but not the obligation), under its own control and at its own expense, to prosecute any third party infringement of the Licensed Class B Patents occurring solely in the Field, including as a defendant in a declaratory judgment action. If required by law, Licensor shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that Licensee shall hold Licensor harmless from, and indemnify Licensor against, any costs, expenses, or liability that Licensor incurs in connection with such action. Any recovery obtained in an action brought by Licensee under this Section 6.2(b) with respect to activity occurring solely in the Field shall be retained solely by Licensee.
(d) Infringements of Licensed Class B Patents Solely Outside the Field. Licensor shall have the exclusive right and option (but not the obligation), under its own control and at its own expense, to prosecute any third party infringement (including as a defendant in a declaratory judgment action), and defend the validity and enforceability, of the Licensed Class B Patents occurring solely outside of the Field. If required by law, Licensee shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that Licensor shall hold Licensee harmless from, and indemnify Licensee against, any costs, expenses, or liability that Licensee incurs in connection with such action. Any recovery obtained in an action brought by Licensor under this Section 6.2(c) with respect to activity occurring solely outside of the Field shall be retained solely by Licensor.
(e) Infringements of Licensed Class B Patents Inside and Outside Field.

(i) Control by Licensor. In respect of any third party infringement of the Licensed Class B Patents occurring both inside and outside of the Field, Licensor shall consider in good faith, any request by Licensee to control the action, however, Licensor shall have the first right and option (but not the obligation), under its own sole control and at its own expense, to prosecute such infringement. In the event the Licensor elects to prosecute such infringement. Licensee shall have the option, exercisable within [**] days after the filing of the suit or institution of other action to elect to share in the expenses and recovery from such suit or action. If Licensee elects to share in the costs of prosecuting such case, Licensee shall bear fifty percent (50%) of the prosecution costs of the action and shall reimburse Licensor for such portion of the out-of-pocket direct costs on an ongoing basis and shall be entitled to fifty percent (50%) of any damages or settlement amounts recovered if such action is successful.
(iii) Control By Licensee. In the event Licensor elects to permit Licensee to control any action with respect to third party infringement of the Licensed Class B Patents occurring both inside and outside of the Field, Licensor shall bear fifty percent (50%) of the prosecution costs of the action and shall reimburse Licensee for such portion of the out-of-pocket direct costs on an ongoing basis and shall be entitled to fifty percent (50%) of any damages or settlement amounts recovered if such action is successful.
(iv) Step in Right. In the event that Licensor elects not to prosecute such infringement nor authorize Licensee to bring the action against the infringement occurring both inside and outside of the Field, Licensee shall have the right and option, but not the obligation, upon [**] days written notice to Licensor, to prosecute, at Licensee’s sole expense, the portion of such infringement occurring inside the Field. If required by law, Licensor shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that Licensee shall hold Licensor harmless from, and indemnify Licensor against, any costs, expenses, or liability that Licensor incurs in connection with such action. Any recovery obtained in an action brought by Licensee under this Section 6.2(d)(iv) with respect to activity occurring solely in the Field shall be retained solely by Licensee.
(v) Defensive Rights. Licensee shall not assert any one or more of the Licensed Class B Patents in response to any suit or claim initiated by a third party; provided that Licensee may assert any one or more of the Licensed Class B Patents in response to any suit or claim in the Field initiated by a third party with the prior written consent of Licensor, which shall not be unreasonably withheld. In the event Licensor permits Licensee to assert any one or more of the Licensed Class B Patents under this subsection (v), Licensor shall have the right, but not the obligation, to control such suit or claim.
(f) Procedures.
(i) Consultation. Each party shall give the other party advance notice of its intent to file any suit as set forth in Section 6.2(b) through (e) above. Licensee shall keep Licensor informed of, and shall from time to time consult with the Licensor regarding, the status of any such suit. Licensor shall keep Licensee informed of, and shall from time to time consult with the Licensee regarding, the status of any such suit, in the case of the Licensed Class B Patents to the extent relating to the Field. In connection with any such suit with respect to infringement of the Licensed Class B Patents both inside and outside of the Field, the parties shall (A) consider in good faith entering into a joint defense agreement, and (B) promptly provide the other party with copies of all material documents, communications and drafts to the extent permitted under any applicable obligations of confidentiality or protective orders.
(ii) Cooperation. The non-asserting party agrees to reasonably cooperate in any action under this Section which is controlled by the other party, provided that the asserting party reimburses the non-asserting party promptly for any reasonable, out-of-pocket costs and expenses incurred by the non-asserting party in connection with providing assistance requested by the asserting party.
(iii) Settlement; Recovery. If a non-asserting party is a named party in any action brought under this Section 6.2, the asserting party shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section 6.2 unless such settlement, consent judgment or other final disposition contains an unconditional release in favor of the non-asserting party. Further, the asserting party in any action brought under this Section 6.2 shall not enter into any settlement, consent judgment or other voluntary final disposition of any infringement action under this Section 6.2 without the consent of the non-asserting party that (A) restricts any right or action of the non-asserting party by injunction, (B) imposes upon the non-asserting party any affirmative duty or obligation, or (C) materially compromises the rights of the non-asserting party with respect to the applicable field of the non-asserting party. Except as set forth above in this Section 6.2(f)(iii), and subject to Section 6.2(f)(iv), the asserting party shall be free to enter into any settlement, consent judgment or other voluntary final disposition of any infringement action under this Section 6.2.
(iv) Shared Recoveries. In the event that the infringement action involves infringement of a Licensed Class B Patent inside and outside the Field, and recoveries are shared pursuant to Section 6.2(e)(ii) above, then regardless of whether the non-asserting party is a named party in such action, the asserting party must obtain the non-asserting party’s consent to any settlement offer before accepting such offer. In the event that non-asserting party refuses to accept any settlement offer in contravention of the reasonable written recommendation of the asserting party and the recovery amount received at trial or by later settlement is less than the amount of the rejected settlement offer, the non-asserting party shall be responsible for payment of all legal fees and other related expenses accrued from the time the non-asserting party was notified of the settlement offer as well as the portion of the settlement amount lost by the asserting party when the settlement offer was rejected. In the event that non-asserting party refuses to accept any settlement offer in contravention of the reasonable written recommendation of the asserting party and the recovery amount received at trial or by later settlement is equal to the amount of the rejected settlement offer, the non-asserting party shall be responsible for payment of all legal fees and other related expenses accrued from the time the non-asserting party was notified of the settlement offer. The foregoing consequences shall not apply in a case where a settlement offer for damages is rejected by the non-asserting party and (A) such settlement offer contemplates the imposition of any material non-monetary burden on either of the parties, or (B) a permanent injunction is all or a portion of the relief granted at trial.
(v) Nothing in this Section is intended to authorize a Party to grant a license under the intellectual property rights of the other Party (including, without limitation, the rights licensed exclusively to Licensee under Section 3.1).
VII. MISCELLANEOUS
     7.1 No Third Party Beneficiaries. Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successors and permitted assigns.
     7.2 Entire Agreement; Attachments. This Agreement (including Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E hereto) represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. All rights and licenses hereunder shall be deemed to be cumulative with, and in addition to, all other rights and remedies to which a Party is entitled at law, by contract, in equity or otherwise. Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E attached hereto or to be attached hereafter are hereby incorporated as an integral part of this Agreement.
     7.3 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.
     7.4 Succession and Assignment. This Agreement shall bind the successors and assigns of each Party, and inure to the benefit of each Party. Each Party shall have the right to assign this Agreement to any Affiliate or in connection with a merger, acquisition, reorganization or consolidation of such Party or any Affiliate to which this Agreement is assigned.
     7.5 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing sent by registered or certified mail, return receipt requested, postage prepaid, or via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Licensee:	NxStage Medical, Inc.
439 South Union Street, 5th Floor Lawrence, MA 01843
Attention: Chief Executive Officer

With a copy to:

NxStage Medical, Inc.
439 South Union Street, 5th Floor
Lawrence, MA 01843
Attention: General Counsel;

and

Wilmer Hale LLP
60 State Street
Boston, MA 02109
Attention: Susan Murley

DSU Medical Corporation
P.O. Box 50401
Henderson, NV 89016

To the Licensor:	With a copy to:

David S. Utterberg
2033 First Avenue, #3
Seattle, WA 98121
Each notice, request, demand, claim or other communication shall be deemed to have been duly given on the date it is actually received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
     7.6 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
     7.7 Amendments and Waivers. The Licensee and Licensor may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Licensee and Licensor. No failure or delay on the part of either party hereto in exercising any power, right, privilege, or remedy hereunder shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No waiver of any power, right, privilege or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.
     7.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     7.9 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7.5, provided that nothing in this Section 7.9 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.
     7.10 Section Headings. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.
     7.11 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
     7.12 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

DSU MEDICAL CORPORATION
By:	/s/ David S. Utterberg
Name:	David S. Utterberg
Title:	President

MEDISYSTEMS CORPORATION
By:	/s/ David S. Utterberg
Name:	David S. Utterberg
Title:	President

Exhibit A
Licensed Class A Patents
[**]
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
[**]
A total of 11 pages have been omitted pursuant to a request for confidential treatment.

Exhibit B
Licensed Class B Patents
[**]
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
[**]
A total of 11 pages have been omitted pursuant to a request for confidential treatment.

Exhibit C
Excluded Patents
[**]
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
[**]
A total of 3 pages have been omitted pursuant to a request for confidential treatment.

Exhibit D
LockSite Patents
[**]
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
[**]
A total of 2 pages have been omitted pursuant to a request for confidential treatment.

Exhibit E
Licensed Trademarks
Mark: MASTERSEAL
Jurisdiction: United States
Serial No.: 75/492,635
Filed: 5/28/98
Reg. No. : 2,492,985
Registered: 9/25/01
Mark: MASTERSEAL
Jurisdiction: European Community
Reg. No. 000994962
Registered: January 31, 2000
Mark: MASTERSEAL
Jurisdiction: Mexico
Appln No. 355767
Filed: 11/27/98
Reg. No. 606679
Registered: April 23, 1999
Mark: MASTERGEL
Jurisdiction: United States
Serial No. 78/458,430
Filed: July 28, 2004
Reg. Date: Not Registered